UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2020
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Pure Storage, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-37570		27-1069557
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

650 Castro Street, Suite 400	Mountain View	California	94041
(Address of Principal Executive Offices)			(Zip Code)

(800) 379-7873
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	PSTG	New York Stock Exchange LLC
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On November 24, 2020, Pure Storage, Inc. ("Pure") issued a press release and will hold a conference call regarding its financial results for the quarter ended November 1, 2020. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

This information, including the exhibit(s) hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Pure is making reference to non-GAAP financial information in the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.  These non-GAAP financial measures are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Item. 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2020, the Compensation Committee (the "Committee") of the Board of Directors of Pure, as part of its annual review of Pure’s executive compensation program and pursuant to the powers delegated to the Committee, approved an amended Change in Control and Severance Benefits Plan, effective immediately (the "Severance Plan"). Pure’s original Change in Control Severance Benefit Plan was first established effective as of August 19, 2015.

The Severance Plan provides that Pure’s officers, including its Chief Executive Officer (“CEO”) and other executive officers (collectively with the CEO, the "Executive Officers"), are eligible to receive severance benefits in connection with qualifying terminations of their employment. The severance benefits provided under the terms of the amended Severance Plan remained materially unchanged as compared to those described in Pure's definitive proxy statement on Schedule 14A filed with the SEC on May 11, 2020, except as set forth below.

Severance upon Change in Control

If an Executive Officer is terminated by Pure without cause or resigns for good reason within three months prior to, or 12 months following, a change in control (a "Change in Control Period"), he or she will be eligible for a lump sum cash severance payment and continued health coverage as listed on the table below, as well as accelerated vesting of 100% of all unvested equity awards held by such Executive Officer (with acceleration of outstanding performance-based awards based on the number of shares subject to the award as if the applicable performance criteria had been attained at 100% of target and with acceleration of performance-based awards granted after the effective date to be governed by applicable award agreement):

Level	Months of Base Salary	Months of Target Bonus	Months of Health Coverage	Changes
CEO	18*	12	18	*Increased from 12 to 18 months
Executive Officers (other than CEO)	12*	12*	12*	*Increased from 6 to 12 months

Severance Outside of a Change in Control

If an Executive Officer is terminated by Pure without cause outside of a Change in Control Period, he or she will be eligible for a lump sum cash severance payment and continued health coverage as listed on the table below:

Level	Months of Base Salary	Months of Target Bonus	Months of Health Coverage	Changes
CEO	12	0	18	No changes
Executive Officers (other than CEO)	6*	0	6*	*Increased from 0 to 6 months

If there are benefits under the Severance Plan that are of the same category and would otherwise duplicate the benefits available under the terms of any other agreement that an Executive Officer has with Pure, such officer will receive severance benefits under the Severance Plan only to the extent, if any, that Severance Plan benefits are not duplicative with benefits under such other agreement. For example, Charles Giancarlo, our CEO, may, pursuant to the terms of his offer letter, resign for good reason outside of a Change in Control Period and still be eligible for applicable severance benefits.

The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Severance Plan, which will be filed as an exhibit to Pure's Quarterly Report on Form 10-Q for the period ending November 1, 2020.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release entitled "Pure Storage Announces Third Quarter Fiscal 2021 Financial Results"
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pure Storage, Inc.
(Registrant)

By:	/s/ Kevan Krysler
Kevan Krysler
Chief Financial Officer
November 24, 2020